As filed with the Securities and Exchange Commission on November 9, 1998

                                                      Registration No. 333-40441
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                           E. W. BLANCH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                      Delaware                            41-1741779
           (State or other jurisdiction                (I.R.S. Employer
         of incorporation or organization)            Identification No.)

            500 North Akard, Suite 4500
                   Dallas, Texas                             75201
      (Address of principal executive offices)             (Zip Code)

                            1993 STOCK INCENTIVE PLAN
                         of E. W. BLANCH HOLDINGS, INC.
                            (Full title of the plan)

                                Daniel P. O'Keefe
         Senior Vice President, General Counsel and Corporate Secretary
                           E. W. BLANCH HOLDINGS, INC.
                           500 North Akard, Suite 4500
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 756-7000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                      Proposed      Proposed
   Title of                            maximum       maximum
  securities         Amount to        offering      aggregate         Amount of
    to be                be           price per      offering       registration
 registered(1)       Registered       share(2)       price(2)            fee
================================================================================

Common Stock
($.01 par value)      2,000,000        $39.59     $79,187,500        $22,014.13
================================================================================

(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 24, 1997 pursuant to the terms of the Registrant's Rights Agreement, dated as of January 24, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 3, 1998.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Additional Shares; Incorporation by Reference. This Registration Statement is executed solely for the purpose of registering 2,000,000 additional shares of Common Stock of E. W. Blanch Holdings, Inc. (the "Company") to be offered pursuant to the terms of the Company's 1993 Stock Incentive Plan. The Company's previous Registration Statement on Form S-8, filed on November 18, 1997 (File No. 333-40441), is effective, relates to the Company's 1993 Stock Incentive Plan and, pursuant to General Instruction E, is hereby incorporated by reference.


Item 8. Exhibits.

        4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

        4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-59198)

        5.1     Opinion and Consent of Dorsey & Whitney LLP.

        23.1    Consent of Ernst & Young LLP.

        23.2    Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

        24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-8 (File No. 333-40441).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 9th day of November, 1998.


                                    E. W. BLANCH HOLDINGS, INC.


                                    By  /s/ Daniel P. O'Keefe
                                       -----------------------------------

                                    Daniel P. O'Keefe
                                    Senior Vice President, General Counsel
                                    and Corporate Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 9th day of November, 1998, by the following persons in the capacities indicated.

            Signature                                   Title
            ---------                                   -----

               *                         Chairman of the Board, Chief Executive
-----------------------------------      Officer and Director
       Edgar W. Blanch, Jr.

               *                         President, Chief Operating Officer
-----------------------------------      and Director
       Chris L. Walker

               *                         Executive Vice President and Chief
-----------------------------------      Financial Officer
       Ian D. Packer

               *                         Executive Vice President and Director
-----------------------------------
       Frank S. Wilkinson, Jr.

               *                         Director
-----------------------------------
       James N. Land, Jr.

               *                         Director
-----------------------------------
       William B. Madden

               *                         Director
-----------------------------------
       Joseph D. Sargent

*By  /s/ Daniel P. O'Keefe
    -------------------------------
        Daniel P. O'Keefe
        Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                                                     Page
-------                                                                     ----

4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-59198)

5.1       Opinion and Consent of Counsel

23.1      Consent of Ernst & Young LLP

23.2      Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-8 (File No. 333-40441)